UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Executive Employment Agreements

On April 29, 2014, LTX-Credence Corporation (the “Company”) entered into executive employment agreements (each, an “Executive Employment Agreement”) with each of David G. Tacelli, the Company’s Chief Executive Officer, and Mark J. Gallenberger, the Company’s Chief Operating Officer and Chief Financial Officer.

Mr. Tacelli’s Executive Employment Agreement (the “Tacelli Executive Employment Agreement”) provides for a base salary of $600,000 per annum, subject to adjustment from time to time in the Company’s sole discretion. Mr. Gallenberger’s Executive Employment Agreement (the “Gallenberger Executive Employment Agreement”), which superseded the retention agreement, dated as of July 20, 2008, between Mr. Gallenberger and the Company, provides for a base salary of $410,000 per annum, subject to adjustment from time to time in the Company’s sole discretion. Under the terms of the Executive Employment Agreements, each of Mr. Tacelli and Mr. Gallenberger are also entitled to (i) an annual target incentive bonus, initially equal to 50% of the executive’s annualized base salary, subject to the terms and conditions of the Company’s annual bonus plan applicable to executives, (ii) participate in any equity or other long-term compensation programs established from time to time by the Company for its executive officers, and (iii) certain benefits and expense reimbursements in accordance with Company policies.

In addition, the Executive Employment Agreements provide that, if the executive’s employment is terminated by the Company without cause, or if the executive terminates his employment with the Company for good reason, the executive will be entitled to the following severance benefits, subject to the executive executing and not revoking a Company provided severance and release agreement:

•	during the 12-month period commencing on the termination date, the Company will continue to pay the executive, in accordance with the Company’s regularly established payroll procedures and practices, the executive’s then-current base salary;

•	on the later of the termination date or the date that is 15 days following the end of the fiscal quarter in which the termination date occurs, the Company will pay the executive a lump sum payment in an amount equal to a pro rata portion of the executive’s target incentive bonus (based on the target bonus percentage in effect as of the termination date);

•	on the later of the termination date or the date that is 15 days following the end of the fiscal quarter in which the termination date occurs, the Company will pay the executive a lump sum payment in an amount equal to the executive’s target incentive bonus (based on the target bonus percentage in effect as of the termination date);

•	solely for purposes of satisfying time based vesting conditions for any then outstanding equity awards, as of the termination date, the executive will be deemed to have been employed by the Company until the date that is 12 months following the termination date, such that the vesting of all such equity awards scheduled to vest during such 12-month period will accelerate and become exercisable or realizable as of the termination date; and

•	provided the executive is eligible for and elects to continue receiving group medical insurance pursuant to the federal “COBRA” laws, and provided the executive continues to pay the share of the premium that the executive paid as of the termination date, for a period of 12 months following the executive’s termination date, the Company will pay the remainder of the insurance premium for the executive’s coverage.

In the event the executive become entitled to severance or benefits under the executive’s change of control agreement with the Company, the executive will no longer be entitled to the severance benefits under the terms of the executive’s Executive Employment Agreement.

Pursuant to the terms of the Executive Employment Agreements, each executive has also agreed to obligations with respect to confidentiality, ownership of intellectual property, non-competition and non-solicitation.

The foregoing description of the Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Tacelli Executive Employment Agreement, which is filed as Exhibit 10.1 hereto and hereby incorporated by reference, and the Gallenberger Executive Employment Agreement, which is filed as Exhibit 10.2 hereto and hereby incorporated by reference.

Addendum to Employment Agreement

On April 29, 2014, the Company also entered into an addendum (the “Addendum”) to the employment agreement, dated December 19, 2011 (the “Ronde Employment Agreement”), between the Company and Pascal Ronde, the Company’s Senior Vice President, Sale and Global Customer Team. The Addendum, among other things, provides that in the event Mr. Ronde is terminated by the Company, except in the case of gross or wilful misconduct, Mr. Ronde shall be entitled to receive the following, subject to Mr. Ronde executing and not revoking a Company provided settlement agreement:

•	a termination indemnity equal to one year of Mr. Ronde’s gross base salary, inclusive of any amount of dismissal or retirement indemnity that Mr. Ronde may otherwise be entitled to under any applicable collective bargaining agreement;

•	a pro rata portion of Mr. Ronde’s target annual incentive bonus (based on the target bonus percentage in effect as of the termination date); and

•	an amount equal to Mr. Ronde’s target annual incentive bonus (based on the target bonus percentage in effect as of the termination date).

Except as modified by the Addendum, the Ronde Employment Agreement remains in full force and effect.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to Addendum, which is filed as Exhibit 10.3 hereto and hereby incorporated by reference, and the Ronde Employment Agreement, which is filed as Exhibit 10.4 hereto and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: May 2, 2014	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Senior Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated April 29, 2014, between the Company and David G. Tacelli

10.2	Executive Employment Agreement, dated April 29, 2014, between the Company and Mark J. Gallenberger

10.3	Addendum to Employment Agreement, dated April 29, 2014, between the Company and Pascal Ronde

10.4	Employment Agreement, dated December 19, 2011, between the Company and Pascal Ronde